FERRO GROWS SALES AND PROFITABILITY IN THIRD QUARTER;

AFFIRMS 2016 GUIDANCE

•	Third-quarter net sales increased by 3.3% to $289 million; up 5.7% on constant currency basis

•	Third-quarter diluted EPS from continuing operations increased to $0.24 from $0.17 in the third-quarter of 2015

•	Adjusted third-quarter diluted EPS from continuing operations increased to $0.27 from $0.24 in the third quarter of 2015

CLEVELAND, Ohio – November 2, 2016 – Ferro Corporation (NYSE: FOE, the “Company”) today reported results for the third quarter ended September 30, 2016.  Third-quarter income from continuing operations attributable to common shareholders was $0.24 per diluted share compared with $0.17 per diluted share in the third quarter of 2015.  On an adjusted basis, earnings per diluted share from continuing operations were $0.27 compared with $0.24 in the third quarter of 2015.  Adjusted earnings exclude charges relating to, among other items, restructuring activities, transaction-related expenses and gains and losses on asset sales.  Please refer to the supplemental tables at the end of this release for additional information concerning adjusted financial results.

2016 Third-Quarter Results from Continuing Operations

Third-quarter 2016 net sales increased 3.3% to $289 million, compared with $279 million in the prior year quarter.  Foreign currency translation reduced net sales by approximately $6 million.  On a constant currency basis, net sales increased by 5.7%.  Sales growth was driven by acquisitions, primarily in the Performance Coatings segment, and organic growth in the Pigments, Powders and Oxides segment. The organic growth was driven by strong sales volume growth and gross margin improvement in both the Pigments and Surface Technology product lines that comprise the majority of the Pigments, Powders and Oxides segment.

Reported Earnings from Continuing Operations:  Third-quarter 2016 reported earnings per diluted share were $0.24 versus $0.17 in the same period last year.  Results in the third quarter of 2016 benefited from higher sales and profitability in all three reporting segments.  Results were particularly strong in the Pigments, Powders and Oxides segment where results benefited from higher volumes and improved gross margins.  Higher gross profit was partially offset by increases in Selling, General and Administrative (“SG&A”) expenses, as well as interest expense and a higher effective tax rate.

The gross profit margin for the third quarter of 2016 increased by more than 320 basis points to 30.8%, while SG&A expenses increased by approximately $7 million to $56 million, primarily due to higher incentive and stock-based compensation and a decrease in pension income.  Included in the third quarter of 2015 gross profit was a nonrecurring purchase accounting adjustment of approximately $6 million reflecting additional cost in the quarter related to the acquired Nubiola inventory.  Other expenses were approximately $1 million higher in the third quarter of 2016 compared with the third quarter of 2015.  The effective tax rate was 23.1% compared with 19.6% in the same period last year.

Income from continuing operations was $21 million in the third quarter of 2016, compared with $16 million in the same period last year. The Company recorded a net loss of $9 million for the third quarter of 2016 compared with a net loss of $4 million in the prior year same period.  Both losses were primarily due to losses from discontinued operations of $29 million in the third quarter of 2016 and $19 million in the third quarter of 2015.

Adjusted Earnings from Continuing Operations:  Third-quarter 2016 adjusted earnings per diluted share were $0.27 versus $0.24 in the same period last year.  Results in the third quarter of 2016 benefited from a stronger adjusted gross profit margin.  Higher gross profit was partially offset by increases in SG&A expense and interest expense and a higher effective tax rate.

The adjusted gross profit margin for the third quarter of 2016 increased to 30.8% from 27.5% in the third quarter of 2015.  Adjusted SG&A expenses were approximately $8 million higher in the third quarter of 2016 compared with the prior-year period.  Again, the increase in SG&A expense was primarily associated with higher incentive and stock-based compensation and a decrease in pension income.

In the third quarter of 2016, Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $49 million, equivalent to the prior year period.

Peter Thomas Comments on Results

“The Ferro team delivered another quarter of strong results, with increased sales and profitability,” said Peter Thomas, Chairman, President and Chief Executive Officer. “Our acquisitions are clearly creating value, as new businesses integrated in the past 12 months are making significant contributions to consolidated results. The Pigments, Powders and Oxides segment experienced a particularly strong quarter, with double-digit sales growth in both the Pigments and Surface Technology product lines. In our Performance Colors and Glass segment, performance was lifted by growing demand in Asia, which offset weaker demand for glass enamels used in the automotive industry.  In the Performance Coatings segment, volume grew 27.3 percent in tile frits and glazes, while demand also increased for porcelain enamel products.”

Mr. Thomas continued, “During the quarter, we took a number of actions to sustain the momentum we’ve achieved with our growth strategy and in October and November we announced three acquisitions, each of which aligns with and extends our existing markets and product portfolio.  The acquisition of Cappelle Pigments, which has sales of approximately $70 million, is expected to close by year end and will enhance our pigments portfolio with high-performance specialty inorganic and organic pigments.  The Delta Performance Products assets, which generate approximately $5 million in annual sales, adds to our technical capabilities in color manufacturing.  And, our most recently announced acquisition of Electro-Science Laboratories, which has sales of approximately $40 million, extends our presence in the electronic packaging materials space and provides a very attractive platform for future growth in our Performance Colors and Glass business.

“In addition to the acquisitions, we added talented leaders to support our continued growth. Andrew Ross and Allen Spizzo were appointed to our Board of Directors, bringing extensive experience in growing specialty chemical and materials businesses. Ben Schlater was appointed Vice President and Chief Financial Officer. Joseph Vitale rejoined Ferro as Vice President of Corporate Development. And Kevin Cornelius Grant was named head of Investor Relations. These individuals join a team dedicated to driving Ferro’s strategy, continuing to deliver profitable results and creating value for our shareholders.

“Looking ahead to the fourth quarter, we expect some global economic headwinds in what is traditionally our softest quarter. We believe we have factored these into our planning and are affirming our 2016 adjusted earnings guidance.”

Outlook

As a result of the performance of the business, and global economics forecasts, Ferro is maintaining its full-year earnings outlook.  The Company expects Adjusted EPS of $1.00 to $1.05 and Adjusted EBITDA of $190 to $195 million. The Company expects full-year 2016 free cash flow from continuing operations will be in a range of $70 - $80 million.  Free cash flow from continuing operations is defined as adjusted EBITDA from continuing operations less cash items used to operate the business, including cash taxes and interest, investment in working capital, capital expenditures and other cash items.

Adjusted Guidance:  Earnings, EBITDA, and Free Cash Flow from Continuing Operations

The Company’s guidance relating to adjusted earnings per diluted share, EBITDA and free cash flow from continuing operations exclude the impact of certain items, primarily associated with restructuring activities, transaction-related expenses, gains and losses on asset sales, and mark-to-market adjustments to the Company’s pension and postretirement benefit liabilities.  The impact of adjusting for these items for the first nine months of 2016 was a benefit of approximately $9.0 million to pre-tax income, which resulted in an increase to GAAP earnings per diluted share from continuing operations of $0.06, from $0.77 to $0.83, as presented and reconciled in Table 6, as well as corresponding impacts to Adjusted EBITDA as presented and reconciled in Table 10, and Adjusted Free Cash Flow from Continuing Operations, as presented in Table 13.  It is not possible at this time to identify the potential amount or significance of these items for the balance of the year, as they have not occurred yet.  Therefore, the Company is unable to reconcile its full-year 2016 adjusted earnings per diluted share, and related EBITDA and free cash flow from continuing operations guidance.

Conference Call

The Company will host a conference call to discuss its third-quarter financial results and its current outlook for 2016 on Thursday, November 3, 2016, at 10:00 a.m. Eastern Time.  To listen to the call, dial 888-222-3913 if calling from the United States or Canada, or dial 303-223-2686 if calling from outside North America.  Please call approximately 10 minutes before the conference call is scheduled to begin.

An audio replay of the call will be available through noon Eastern Time on November 10, 2016.  To access the replay, dial 800-633-8284 (toll free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America.  Use the program ID #21820061 to access the audio replay.

The conference call will also be broadcast live over the Internet and will be available for replay for 30 days.  The live broadcast, replay and earnings presentation material can be accessed through the Investor Information portion of the Company’s Web site at www.ferro.com.  A podcast of the conference call also will be available on the site.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global functional coatings and color solutions company that supplies technology-based performance materials, including glass-based coatings, pigments and colors, and polishing materials. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,990 employees globally and reported 2015 sales of $1.1 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•

Ferro's ability to complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including the Electro-Science Laboratories, Cappelle Pigments, Delta, Pinturas Benicarló, Ferer, and Al Salomi transactions),  as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the exploration of strategic alternatives and the potential results therefrom;
•	Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results;
•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	currency conversion rates and economic, social, political, and regulatory conditions around the world;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	sale of products into highly regulated industries;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against it;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2015.

Company Contacts:

Investor Contact:

Kevin Cornelius Grant, 216-875-5451

Manager, Investor Relations

kevincornelius.grant@ferro.com

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com

Table 1

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net sales	$288,527	$279,365	$863,955	$810,351
Cost of sales	199,546	202,337	592,372	585,048
Gross profit	88,981	77,028	271,583	225,303
Selling, general and administrative expenses	55,588	48,417	166,105	150,568
Restructuring and impairment charges	26	3,844	1,694	5,469
Other expense (income):
Interest expense	5,304	3,877	15,579	10,137
Interest earned	(214)	(97)	(414)	(191)
Foreign currency losses, net	867	1,203	2,867	5,758
Miscellaneous expense (income), net	705	467	(2,079)	705
Income before income taxes	26,705	19,317	87,831	52,857
Income tax expense	6,157	3,792	22,659	11,930
Income from continuing operations	20,548	15,525	65,172	40,927
(Loss) from discontinued operations, net of income taxes	(29,222)	(19,086)	(64,464)	(28,688)
Net (loss) income	(8,674)	(3,561)	708	12,239
Less: Net income (loss) attributable to noncontrolling interests	210	498	589	(1,271)
Net (loss) income attributable to Ferro Corporation common shareholders	$(8,884)	$(4,059)	$119	$13,510

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.24	$0.17	$0.78	$0.48
Discontinued operations	(0.35)	(0.22)	(0.77)	(0.33)
	$(0.11)	$(0.05)	$0.01	$0.15

Diluted earnings (loss):
Continuing operations	$0.24	$0.17	$0.77	$0.48
Discontinued operations	(0.35)	(0.22)	(0.77)	(0.32)
	$(0.11)	$(0.05)	$-	$0.16
Shares outstanding:
Weighted-average basic shares	83,268	87,130	83,263	87,169
Weighted-average diluted shares	84,476	88,400	84,239	88,413
End-of-period basic shares	83,386	86,700	83,386	86,700

Table 2

Ferro Corporation and Subsidiaries

Segment Net Sales and Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Segment Net Sales
Performance Coatings	$130,453	$128,745	$399,166	$404,991
Performance Colors and Glass	92,793	92,168	276,896	290,361
Pigments, Powders and Oxides	65,281	58,452	187,893	114,999
Total segment net sales	$288,527	$279,365	$863,955	$810,351

Segment Gross Profit
Performance Coatings	$33,636	$32,107	$104,985	$96,126
Performance Colors and Glass	32,282	31,662	100,825	99,540
Pigments, Powders and Oxides	23,178	13,179	65,868	30,325
Other costs of sales	(115)	80	(95)	(688)
Total gross profit	$88,981	$77,028	$271,583	$225,303

Selling, general and administrative expenses
Strategic services	$29,385	$27,319	$86,801	$79,301
Functional services	22,608	20,687	66,726	61,152
Incentive compensation	2,153	940	7,299	2,664
Stock-based compensation	1,442	(529)	5,279	7,451
Total selling, general and administrative expenses	$55,588	$48,417	$166,105	$150,568

Restructuring and impairment charges	26	3,844	1,694	5,469
Other expense, net	6,662	5,450	15,953	16,409
Income before income taxes	$26,705	$19,317	$87,831	$52,857

Table 3

Ferro Corporation and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$40,556	$58,380
Accounts receivable, net	282,827	231,970
Inventories	211,261	184,854
Deferred income taxes	-	12,088
Other receivables	36,360	34,088
Other current assets	8,013	15,695
Current assets held-for-sale	-	16,215
Total current assets	579,017	553,290
Other assets
Property, plant and equipment, net	249,497	260,429
Goodwill	142,880	145,669
Intangible assets, net	112,021	106,633
Deferred income taxes	99,326	87,385
Other non-current assets	50,247	48,767
Non-current assets held-for-sale	-	23,178
Total assets	$1,232,988	$1,225,351

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$10,221	$7,446
Accounts payable	123,325	120,380
Accrued payrolls	32,255	28,584
Accrued expenses and other current liabilities	60,708	54,664
Current liabilities held-for-sale	-	7,156
Total current liabilities	226,509	218,230
Other liabilities
Long-term debt, less current portion	477,100	466,108
Postretirement and pension liabilities	147,682	148,249
Other non-current liabilities	65,533	66,990
Non-current liabilities held-for-sale	-	1,493
Total liabilities	916,824	901,070
Equity
Total Ferro Corporation shareholders’ equity	308,394	316,459
Noncontrolling interests	7,770	7,822
Total liabilities and equity	$1,232,988	$1,225,351

Table 4

Ferro Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$(8,674)	$(3,561)	$708	$12,239
Loss (gain) on sale of assets and business	315	300	(3,459)	1,288
Depreciation and amortization	11,670	15,856	33,599	32,002
Interest amortization	347	289	991	875
Restructuring and impairment	13,522	11,314	37,173	11,282
Devaluation of Venezuela	-	-	-	3,343
Accounts receivable	(2,683)	14,735	(44,370)	(3,022)
Inventories	(2,758)	(2,379)	(20,453)	(1,226)
Accounts payable	(6,435)	(8,134)	(3,209)	(9,645)
Other current assets and liabilities, net	6,511	15,029	9,479	(5,757)
Other adjustments, net	(3,098)	(15,885)	(3,717)	(9,881)
Net cash provided by operating activities	8,717	27,564	6,742	31,498

Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long lived assets	(4,173)	(9,697)	(18,217)	(36,251)
Proceeds from sale of assets	1	19	3,598	144
Business acquisitions, net of cash acquired	(4,778)	(161,518)	(11,417)	(166,997)
Net cash (used in) investing activities	(8,950)	(171,196)	(26,036)	(203,104)

Cash flows from financing activities
Net (repayments) borrowings under loans payable	(425)	2,722	2,606	1,791
Proceeds from revolving credit facility	49,390	41,773	212,906	146,773
Principal payments on revolving credit facility	(56,990)	(30,737)	(149,696)	(30,737)
Principal payments on term loan facility	(750)	(750)	(52,250)	(2,250)
Payment of debt issuance costs	(360)	-	(661)	-
Purchase of treasury stock	-	(6,998)	(11,429)	(6,998)
Other financing activities	205	(979)	416	(1,160)
Net cash (used in) provided by financing activities	(8,930)	5,031	1,892	107,419
Effect of exchange rate changes on cash and cash equivalents	303	(3,319)	(422)	(6,820)
(Decrease) in cash and cash equivalents	(8,860)	(141,920)	(17,824)	(71,007)
Cash and cash equivalents at beginning of period	49,416	211,413	58,380	140,500
Cash and cash equivalents at end of period	$40,556	$69,493	$40,556	$69,493

Cash paid during the period for:
Interest	$5,749	$4,096	$15,032	$11,141
Income taxes	$5,497	$8,022	$12,929	$17,504

Table 5

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Three Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[3]	Net (loss) income attributable to common shareholders	Diluted (loss) earnings per share

	2016

As reported	$199,546	$55,588	$26	$6,662	$6,157	$(8,884)	$(0.11)
Special items:
Restructuring	-	-	(26)	-	7	19	-
Other[1]	-	(4,098)	-	-	1,493	2,605	0.03
Discontinued operations	-	-	-	-	-	29,222	0.35
Total special items[4]	-	(4,098)	(26)	-	1,500	31,846	0.38
As adjusted	$199,546	$51,490	$-	$6,662	$7,657	$22,962	$0.27

	2015

As reported	$202,337	$48,417	$3,844	$5,450	$3,792	$(4,059)	$(0.05)
Special items:
Restructuring	-	-	(3,844)	-	1,370	2,474	0.03
Other[2]	284	(4,845)	-	-	727	3,834	0.04
Discontinued operations	-	-	-	-	-	19,086	0.22
Total special items[4]	284	(4,845)	(3,844)	-	2,097	25,394	0.29
As adjusted	$202,621	$43,572	$-	$5,450	$5,889	$21,335	$0.24

(1)	The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities.
(2)

The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities as well as fees associated with certain reorganization projects.

(3)	The tax rate reflects the reported tax rate, adjusted for non-GAAP adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.  The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities,  gains on sale of assets, and discontinued operations.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 6

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Reported Income to Adjusted Income

For the Nine Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense (income), net	Income tax expense[3]	Net (loss) income attributable to common shareholders	Diluted earnings (loss) per share

	2016

As reported	$592,372	$166,105	$1,694	$15,953	$22,659	$119	$-
Special items:
Restructuring	-	-	(1,694)	-	522	1,172	0.01
Other[1]	-	(10,339)	-	3,065	2,760	4,514	0.05
Discontinued operations	-	-	-	-	-	64,464	0.77
Total special items[4]	-	(10,339)	(1,694)	3,065	3,282	70,150	0.83
As adjusted	$592,372	$155,766	$-	$19,018	$25,941	$70,269	$0.83

	2015

As reported	$585,048	$150,568	$5,469	$16,409	$11,930	$13,510	$0.16
Special items:
Restructuring	-	-	(5,469)	-	1,855	3,614	0.04
Other[2]	(2,470)	(11,242)	-	(4,763)	4,661	13,814	0.16
Discontinued operations	-	-	-	-	-	28,688	0.32
Noncontrolling interest	-	-	-	-	-	(1,453)	(0.02)
Total special items[4]	(2,470)	(11,242)	(5,469)	(4,763)	6,516	44,663	0.50
As adjusted	$582,578	$139,326	$-	$11,646	$18,446	$58,173	$0.66

(1)

The adjustments to “Selling general and administrative expenses” include legal, professional and other expenses related to certain business development activities as well as fees associated with certain reorganization projects; and, the adjustment to “Other expense (income), net” primarily relates to the gain on an asset sale that was recognized during the first quarter and to a change on the finalization of the purchase price for the acquisition of Vetriceramici.

(2)

The adjustments to “Cost of sales” relate to impacts of currency-related items in Venezuela; the adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to certain business development activities as well as fees associated with certain reorganization projects; and, the adjustments to “Other expense (income), net” primarily relate to impacts of currency-related items in Venezuela and the impact of the loss on a foreign currency contract associated with the purchase of Nubiola.

(3)	The tax rate reflects the reported tax rate, adjusted for non-GAAP adjustments being tax effected at the respective statutory rate where the item originated.
(4)	Due to rounding, total earnings per share related to special items does not always add to the total adjusted earnings per share.

It should be noted that adjusted income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   The adjusted income, earnings per share and other adjusted items presented above exclude certain special items including restructuring charges, certain business development activities, gains on sale of assets, the overall financial impact of currency related items in Venezuela and discontinued operations.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 7

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Adjusted Gross Profit (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Performance Coatings	$130,453	$128,745	$399,166	$404,991
Performance Colors and Glass	92,793	92,168	276,896	290,361
Pigments, Powders and Oxides	65,281	58,452	187,893	114,999
Total net sales	$288,527	$279,365	$863,955	$810,351

Total net sales	$288,527	$279,365	$863,955	$810,351
Adjusted cost of sales[1]	199,546	202,621	592,372	582,578
Adjusted gross profit	$88,981	$76,744	$271,583	$227,773
Adjusted gross profit percentage	30.8%	27.5%	31.4%	28.1%

(1)	Refer to table 5 and table 6 for the reconciliation of cost of sales to adjusted cost of sales for the three and nine months ended September 30, 2016 and 2015, respectively.

It should be noted that adjusted cost of sales and adjusted gross profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   Adjusted gross profit and adjusted cost of sales excludes certain items, primarily comprised of the impact of currency-related items in Venezuela in the nine months ended September 30, 2015.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Three Months Ended
(Dollars in thousands)	September 30,
	2015	Adjusted 2015(1)	2016	2016 vs Adjusted 2015
Segment net sales
Performance Coatings	$128,745	$122,967	$130,453	$7,486
Performance Colors and Glass	92,168	91,635	92,793	1,158
Pigments, Powders and Oxides	58,452	58,353	65,281	6,928
Total segment net sales	$279,365	$272,955	$288,527	$15,572

Segment adjusted gross profit
Performance Coatings	$32,107	$30,714	$33,636	$2,922
Performance Colors and Glass	31,662	31,437	32,282	845
Pigments, Powders and Oxides	13,179	13,186	23,178	9,992
Other costs of sales	(204)	(204)	(115)	89
Total adjusted gross profit(2)	$76,744	$75,133	$88,981	$13,848

Adjusted selling, general and administrative expenses
Strategic services	$27,319	$26,998	$29,385	$2,387
Functional services	15,842	15,533	18,510	2,977
Incentive compensation	940	917	2,153	1,236
Stock-based compensation	(529)	(529)	1,442	1,971
Total adjusted selling, general and administrative expenses(3)	$43,572	$42,919	$51,490	$8,571

Adjusted operating profit	$33,172	$32,214	$37,491	$5,277
Adjusted operating profit as a % of net sales	11.9%	11.8%	13.0%

(1)

Reflects the remeasurement of 2015 reported and adjusted local currency results using 2016 exchange rates, resulting in constant currency comparative figures to 2016 reported and adjusted results.  See table 5 for non-GAAP adjustments applicable to the three-month comparative periods, respectively.

(2)	Refer to table 7 for the reconciliation of gross profit to adjusted gross profit for the three months ended September 30, 2016 and 2015, respectively.
(3)	Refer to table 5 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the three months ended September 30, 2016 and 2015, respectively.

It should be noted that the adjusted 2015 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   Adjusted 2015 results are remeasured using the respective 2016 exchange rates.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9

Ferro Corporation and Subsidiaries

Supplemental Information

Constant Currency Schedule of Adjusted Operating Profit (unaudited)

	Nine Months Ended
(Dollars in thousands)	September 30,
	2015	Adjusted 2015(1)	2016	2016 vs Adjusted 2015
Segment net sales
Performance Coatings	$404,991	$376,671	$399,166	$22,495
Performance Colors and Glass	290,361	286,475	276,896	(9,579)
Pigments, Powders and Oxides	114,999	114,509	187,893	73,384
Total segment net sales	$810,351	$777,655	$863,955	$86,300

Segment adjusted gross profit
Performance Coatings	$98,764	$93,082	$104,985	$11,903
Performance Colors and Glass	99,540	98,272	100,825	2,553
Pigments, Powders and Oxides	30,325	30,225	65,868	35,643
Other costs of sales	(856)	(856)	(95)	761
Total adjusted gross profit(2)	$227,773	$220,723	$271,583	$50,860

Adjusted selling, general and administrative expenses
Strategic services	$79,301	$77,563	$86,801	$9,238
Functional services	49,910	48,447	56,387	7,940
Incentive compensation	2,664	2,517	7,299	4,782
Stock-based compensation	7,451	7,451	5,279	(2,172)
Total adjusted selling, general and administrative expenses(3)	$139,326	$135,978	$155,766	$19,788

Adjusted operating profit	$88,447	$84,745	$115,817	$31,072
Adjusted operating profit as a % of net sales	10.9%	10.9%	13.4%

(1)

Reflects the remeasurement of 2015 reported and adjusted local currency results using 2016 exchange rates, resulting in constant currency comparative figures to 2016 reported and adjusted results.  See table 6 for non-GAAP adjustments applicable to the nine-month comparative periods, respectively.

(2)	Refer to table 7 for the reconciliation of gross profit to adjusted gross profit for the nine months ended September 30, 2016 and 2015, respectively.
(3)	Refer to table 6 for the reconciliation of SG&A expenses to adjusted SG&A expenses for the nine months ended September 30, 2016 and 2015, respectively.

It should be noted that the adjusted 2015 results is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP).  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.   Adjusted 2015 results are remeasured using the respective 2016 exchange rates.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10

Ferro Corporation and Subsidiaries

Supplemental Information

Reconciliation of Net  income attributable to Ferro Corporation common shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net (loss) income attributable to Ferro Corporation common shareholders	$(8,884)	$(4,059)	$119	$13,510
Net income (loss) attributable to noncontrolling interests	210	498	589	(1,271)
Loss from discontinued operations, net of income taxes	29,222	19,086	64,464	28,688
Restructuring and impairment charges	26	3,844	1,694	5,469
Other expense, net	1,358	1,573	374	6,272
Interest expense	5,304	3,877	15,579	10,137
Income tax expense	6,157	3,792	22,659	11,930
Depreciation and amortization	12,017	16,145	34,590	32,877
Less: interest amortization expense and other	(347)	(289)	(991)	(875)
Cost of sales adjustments(1)	-	(284)	-	2,470
SG&A adjustments(1)	4,098	4,845	10,339	11,242
Adjusted EBITDA	$49,161	$49,028	$149,416	$120,449

Net sales	$288,527	$279,365	$863,955	$810,351
Adjusted EBITDA as a % of net sales	17.0%	17.5%	17.3%	14.9%

(1)

For details on Non-GAAP adjustments, refer to table 5 and table 6 for the reconciliation of cost of sales to adjusted cost of sales and SG&A to adjusted SG&A for the three and nine months ended September 30, 2016 and 2015, respectively.

It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Adjusted EBITDA is net income attributable to Ferro Corporation common shareholders before the effects of net income (loss) attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other (income) expense, net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 11

Ferro Corporation and Subsidiaries

Supplemental Information

Return on Invested Capital

For the Rolling Twelve Months Ended (unaudited)

(Dollars in thousands)	September 30,	December 31,
	2016	2015

Gross profit	$347,960	$301,680
Selling, general and administrative expenses	232,436	216,899
Total operating profit	115,524	84,781
Non-GAAP adjustments[1]	26,193	29,539
Adjusted operating profit before tax	141,717	114,320
Less: Tax expense[2]	(36,846)	(29,723)
Net adjusted operating profit after tax	$104,871	$84,597

Recent acquisitions[3] NOPAT gain	23,554	11,083
Net adjusted operating profit after tax excluding recent acquisitions	$81,316	$73,514

Equity	316,164	324,281
Equity - discontinued operations	-	(30,744)
Debt	487,321	473,554
Off balance sheet precious metal leases	26,790	20,464
Postretirement and pension liabilities	147,682	148,249
Environmental liabilities	15,667	13,824
Release of valuation allowance	-	(63,289)
Cash	(40,556)	(58,380)
Invested capital	$953,068	$827,959

Return on invested capital	11.0%	10.2%

Less: recent acquisitions invested capital	239,368	292,543
Invested capital excluding recent acquisitions	$713,700	$535,416

Return on invested capital excluding recent acquisitions	11.4%	13.7%

(1)

Primarily includes adjustments for the annual remeasurement of our pension and other postretirement benefit plans, certain business development activities, currency-related items in Venezuela and costs associated with certain reorganization projects.

(2)

Operating profit is tax effected at 26.0%, as this represents a normalized tax rate reflecting our current mix of business.  This tax rate deviates from our full year 2016 estimate and 2015 due to certain discrete items that would not be considered normalized, as well as certain tax planning opportunities to be implemented.

(3)

For the rolling twelve months ended September 30, 2016, the recent acquisitions  include Nubiola, Al Salomi, Ferer, Pinturas and Delta Performance Products.  For the rolling twelve months ended December 31, 2015, the recent acquisitions include Vetriceramici, Nubiola and Al Salomi.    Acquisitions are removed from being included in the recent acquisitions line item the first quarter after the operations of the acquisitions are included in the Company for a full year.

It should be noted that net adjusted operating profit after tax and return on invested capital are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Net adjusted operating profit after tax is operating profit before the effects of discontinued operations, non-GAAP adjustments to cost of sales and non-GAAP adjustments to SG&A tax effected.  We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

Table 12

Ferro Corporation and Subsidiaries

Supplemental Information

Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended			Nine Months Ended
	September 30, 2016	September 30, 2015		September 30, 2016	September 30, 2015
Beginning of period
Total debt	$495,887	$408,657	(1)	$473,554	$306,667	(1)
Cash	49,416	211,413		58,380	140,500
Net Debt	446,471	197,244		415,174	166,167

End of period
Total debt	487,321	421,544	(1)	487,321	421,544	(1)
Cash	40,556	69,493		40,556	69,493
Net Debt	446,765	352,051		446,765	352,051

Period change in net debt	$(294)	$(154,807)		$(31,591)	$(185,884)

(1)

Reflects adjustment for debt issuance costs for term loan that are now presented in the balance sheet as a reduction of the related debt liability rather than an asset. This change was due to ASU 2015-03 which was adopted by the Company as of December 31, 2015.  The adoption resulted in the reclassification of unamortized debt issuance costs related to the term loan from other non-current assets to a reduction in long-term debt, less current portion of $5.3 million as of December 31, 2014, $5.0 million as of June 30, 2015 and $4.7 million as of September 30, 2015.

Table 13

Ferro Corporation and Subsidiaries

Supplemental Information

Adjusted Free Cash Flow from Continuing Operations (unaudited)

(Dollars in thousands)	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	As Adjusted

Adjusted EBITDA(1)	$49,161	$49,028	$149,416	$120,449
Capital expenditures	(4,074)	(5,899)	(17,296)	(14,127)
Working capital	(10,775)	5,062	(62,292)	(21,284)
Cash income taxes	(5,497)	(8,022)	(12,929)	(17,504)
Cash interest	(5,749)	(4,096)	(15,032)	(11,141)
Pension	(423)	(1,080)	(2,921)	(2,824)
Incentive compensation payments	-	-	(8,802)	(14,584)
Other	2,434	(1,913)	4,992	(2,907)
Free Cash Flow from Continuing Operations	$25,077	$33,080	$35,136	$36,078

Discontinued operations	(16,805)	(10,235)	(32,534)	(28,372)
Restructuring/Other	(129)	(4,324)	(2,205)	(8,881)
(Outflows) from M&A activity	(8,437)	(166,330)	(20,559)	(177,711)
Stock repurchase	-	(6,998)	(11,429)	(6,998)

Change in Net Debt	$(294)	$(154,807)	$(31,591)	$(185,884)

(1)	See table 10 for the reconciliation of net income attributable to Ferro Corporation common shareholders to adjusted EBITDA.

It should be noted that adjusted EBITDA and free cash flow from continuing operations are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented.    Adjusted EBITDA is net income before the effects of income (loss) attributable to noncontrolling interest, discontinued operations, restructuring and impairment charges, other (income) expense net, interest expense, income tax expense, depreciation and amortization, non-GAAP adjustments to cost of sales, and non-GAAP adjustments to SG&A. Free cash flow from Continuing Operations is adjusted EBITDA less capital expenditures, working capital, cash income taxes, cash interest, pension contributions, incentive compensation payments, and other continuing operating cash items. We believe this data provides investors with additional information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.